Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1/A (Amendment No. 1) of Radiant Logistics, Inc. of our report dated September 30, 2013, on our audits of the consolidated balance sheets of Radiant Logistics, Inc. as of June 30, 2013 and 2012, and the related consolidated statements of income (operations), stockholders’ equity, and cash flows for the years then ended. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington
November 21, 2013